UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 0R 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) December 15, 2006

                     Alternative Construction Company, Inc.
             (Exact name of registrant as specified in its charter)

                                     Florida
                 (State or Other Jurisdiction of Incorporation)

            0-128191                                  20-1776133
      -----------------------             ---------------------------------
      (Commission File Number)            (IRS Employer Identification No.)

1900 South Harbor City Blvd., Suite 315, Melbourne, FL                 32901
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                             (Zip Code)

                                 (321) 308-0834
               --------------------------------------------------
               Registrant's telephone number, including area code

          -------------------------------------------------------------
          (Former name or Former Address, If Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

         ITEM 8.01.        OTHER EVENTS

         On November 1, 2006, the Company's majority-owned subsidiary, ProSteel Builders Corporation ("PSB") entered into a Construction Contract with Premier Home Builders LLC ("PHB") pursuant to which PHB agreed to purchase 180 ACTech Panel(TM) Structural Insulated Panel modular buildings, over a fifteen-month period for an aggregate price of $8,100,000.

         In addition, on December 15, 2006, PSB entered into a Purchase Agreement with Assisting in the Revitalization of Our Communities, Inc. for the purchase of three hundred (300) AcTech Panel(TM) Structural Insulated Panel "home kits" for residents of the New Orleans, Louisiana area. The total value of the contract, which is subject to standard terms and conditions, is expected to be approximately $6,000,000, over its two-year term.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

         ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements

                  Not Applicable.

         (b)      Pro Forma Financial Information

                  Not Applicable.

         (d)      Exhibits:

                  Not Applicable.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                     ALTERNATIVE CONSTRUCTION COMPANY, INC.


                                            /s/ Michael Hawkins
                                            ------------------------------------
                                            Michael Hawkins
                                            Chief Executive Officer


Date: January 10, 2007